                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  XICOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  XICOR, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 2001
                            ------------------------

To the Shareholders of XICOR, INC.:

     The Annual Meeting of Shareholders of Xicor, Inc., (the "Company" or "Xicor") a California corporation, will be held at the Sheraton Hotel, 1801 Barber Lane, Milpitas, California, on Friday, June 1, 2001 at 10:00 a.m. local time for the purpose of considering and acting upon the following proposals:

     (1) To elect a Board of six directors;

     (2) To approve and ratify an amendment to the Company's 2000 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares;

     (3) To approve and ratify an amendment to the Company's 1990 Incentive and Non-Incentive Stock Option Plan to increase the number of shares of Common Stock issuable thereunder by 750,000 shares;

     (4) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the period ending December 31, 2001; and

     (5) To transact such other business as may properly come before the Annual Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any continuation and adjournment thereof.

     The Company's 2000 Annual Report to Shareholders accompanies this Notice of Meeting and Proxy Statement.

                                          By Order of the Board of Directors

                                          Julius Blank, Secretary

Milpitas, California
April 24, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POST-PAID ENVELOPE.

                                  XICOR, INC.

           CORPORATE HEADQUARTERS:                           PLACE OF MEETING:
              1511 Buckeye Drive                               Sheraton Hotel
              Milpitas, CA 95035                              1801 Barber Lane
                                                             Milpitas, CA 95035

                           TELEPHONE: (408) 432-8888
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 2001

                  APPROXIMATE DATE OF MAILING: APRIL 24, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Xicor, Inc. (the "Company" or "Xicor") of proxies for use at the Annual Meeting of Shareholders of Xicor (the "Annual Meeting") to be held on Friday, June 1, 2001 at 10:00 a.m. local time and at any adjournment or postponement of the Annual Meeting.

                                 VOTING RIGHTS

     Shareholders of record of Xicor as of the close of business on April 6, 2001 have the right to receive notice of and to vote at the Annual Meeting. On April 6, 2001, Xicor had issued and outstanding 21,506,070 shares of Common Stock, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote.

     Under the California Corporations Code, a shareholder may give notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder has given such notice, each shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such votes, on the same principle, among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more candidates than the number of directors to be elected.

                                    PROXIES

     Properly executed and unrevoked proxies received by Xicor will be voted at the Annual Meeting in accordance with the instructions thereon. If no directions are indicated on a proxy, the shares represented thereby will be voted (i) "FOR" the election of each of the Company's nominees as a director, (ii) "FOR" approval and ratification of an amendment to the Company's 2000 Director Option Plan to increase the number of shares for issuance thereunder by 250,000 shares;
(iii) "FOR" approval and ratification of an amendment to the Company's 1990 Incentive and Non-Incentive Stock Option Plan to increase the number of shares of Common Stock issuable thereunder by 750,000 shares, and (iv) "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the period ending December 31, 2001. In addition, the rules of the Securities and Exchange Commission provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of shareholders if the proponent fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement. The Company did not receive notice of any non-management proposals for the Annual Meeting and accordingly, management may use its discretionary voting authority to vote on any such proposals at the Annual Meeting.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by filing with the Secretary of Xicor (i) a signed written statement revoking the proxy or (ii) an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                          COSTS OF SOLICITING PROXIES

     The expense of solicitation of proxies will be borne by Xicor. In addition to solicitation of proxies by mail, certain officers, directors and Xicor employees who will receive no additional compensation for their services may solicit proxies by telephone, facsimile or personal interview. Xicor has retained the services of Georgeson Shareholder Communications, Inc. ("Georgeson") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, if necessary. Xicor will pay Georgeson a fee which is not expected to exceed $5,500 for its services and will reimburse Georgeson for out-of-pocket expenses estimated to be $5,000. Xicor is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                     QUORUM: ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     A Board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the six nominees named below. In the event that any nominee should become unavailable for any presently unforeseen reason, the proxy holders will vote in their discretion for a substitute nominee. If additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them in such a manner and, if applicable in accordance with cumulative voting, as will ensure the election of as many of the nominees listed below as possible, and, in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain other information, are set forth below:

                                  AGE (AS OF                               DIRECTOR
             NAME                JUNE 1, 2001)           OFFICE             SINCE
             ----                -------------           ------            --------
J. Daniel McCranie*............       57          Chairman of the Board      2000
Louis DiNardo..................       41          President and Chief        2000
                                                  Executive Officer
Julius Blank*..................       75          Director                   1978
Andrew W. Elder*...............       50          Director                   1982
Emmanuel T. Hernandez*.........       45          Director                   2001
Geoffrey C. Winkler............       71          Director                   1999

---------------
* Member of Audit Committee

     J. Daniel McCranie, Chairman of the Board. Mr. McCranie joined Xicor's Board of Directors in August 2000 and became its Chairman of the Board in November 2000. From 1993 until 2000, Mr. McCranie was Vice President of Marketing and Sales at Cypress Semiconductor Corporation. From 1986 through 1993 Mr. McCranie was Chairman and CEO of SEEQ Technology. He also held the position of Vice President -- Marketing and Sales at SEEQ from 1981 to 1986. Prior to 1981, Mr. McCranie held marketing and sales positions at Harris Semiconductor, AMD, American Microsystems and Signetics. Mr. McCranie is a director of California Micro Devices Corp. Mr. McCranie received a BSEE degree from Virginia Polytechnic Institute.

     Louis DiNardo, President and Chief Executive Officer. Mr. DiNardo joined Xicor as President and Chief Executive Officer in November 2000. He has been involved in sales, marketing and operations within the semiconductor industry for approximately 20 years. Mr. DiNardo came to Xicor from Linear Technology Corporation (LTC), where he was General Manager of Mixed Signal Products. During his 13 years at LTC, Mr. DiNardo held positions as Vice President -- Marketing, Director of North American Distribution, and Area Sales Manager. Prior to LTC, Mr. DiNardo worked for 8 years at Analog Devices, where he was involved primarily in Field Sales and Applications. Mr. DiNardo received his bachelor's degree from Ursinus College.

     Julius Blank, Director. Mr. Blank is one of Xicor's founders and has been a business consultant to high technology companies and a private investor for more than five years. Mr. Blank holds a degree in mechanical engineering from CCNY.

     Andrew W. Elder, Director. Mr. Elder is the founder and since March 1992 has been President of Stratis Corporation, a producer of plastic material handling products. Mr. Elder received a BA from Duke University and an MBA from the Wharton School at the University of Pennsylvania.

     Emmanuel T. Hernandez, Director. Mr. Hernandez has been Senior Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation since January 1994 and was their Corporate Controller from June 1993 through January 1994. Prior to joining Cypress Semiconductor Corporation, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez has the degree of B.S.C. in accounting from the University of Nueva Coceres in the Philippines, is a certified public accountant, and has the degree of Master of Business Administration from Golden Gate University.

     Geoffrey C. Winkler, Director. Mr. Winkler is President of Palomar Enterprises, a consulting company focused on enhancing organizational effectiveness and mentoring of executives. Mr. Winkler has been associated with technology companies throughout his career in the areas of engineering, marketing, sales and management in the semiconductor, microwave, automotive and food industries. Mr. Winkler has a B.Sc. degree in mechanical engineering from Luton University in the United Kingdom and an MBA from Santa Clara University.

COMMITTEES AND MEETINGS

     The total number of regular and special meetings of the Board of Directors held in the last fiscal year was ten. The Board also has the following standing committees: Audit Committee, Executive Stock Option Committee, Employee Stock Option Committee, Employee Incentive Cash Bonus Profit Sharing Committee, and Compensation Committee. The Company does not have a nominating committee or committee performing that function. No director failed to attend at least 75% of the meetings of the Board and the Committees on which such director serves.

     The Audit Committee of the Board presently consists of J. Daniel McCranie, Julius Blank, Andrew W. Elder and Emmanuel T. Hernandez. This Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent public accountants and meet with the independent accountants to review the quarterly results of operations, the sufficiency of financial reporting and the adequacy of systems and internal controls. This Committee held five meetings during the 2000 fiscal year.

     The Executive Stock Option Committee, which presently consists of Andrew W. Elder, J. Daniel McCranie and Geoffrey C. Winkler, met four times in 2000. The Committee administers stock option grants to Xicor's executive officers.

     The Employee Stock Option Committee, which presently consists of J. Daniel McCranie, Louis DiNardo and Julius Blank, met seven times during the last fiscal year. This Committee administers Xicor's stock option plans for all employees other than executive officers.

     The Employee Incentive Cash Bonus Profit Sharing Committee, which presently consists of Julius Blank and Andrew W. Elder, met twice during 2000.

     The Compensation Committee, which presently consists of Andrew W. Elder, J. Daniel McCranie and Geoffrey C. Winkler, met twice during 2000. This Committee administers the compensation for Xicor's executive officers.

     Bruce Gray resigned from Xicor's Board in May 2000. Prior to his resignation, Mr. Gray served on the Employee Stock Option Committee. Raphael Klein retired from Xicor's board in November 2000. Prior to his retirement, Mr. Klein served on the Employee Stock Option and Employee Incentive Cash Bonus Profit Sharing committees. Mr. McCranie was appointed to the Board in August 2000, Mr. DiNardo was appointed in November 2000 and Mr. Hernandez was appointed to the Board in February 2001. In November 2000, Mr. McCranie was appointed to the Executive Stock Option Committee, the Employee Stock Option Committee and the Compensation Committee. Also in November 2000, Mr. DiNardo was appointed to the Employee Stock Option Committee. In March 2001, Mr. Hernandez was appointed to the Audit Committee in place of Mr. Winkler and in April 2001, Mr. McCranie was also appointed to the Audit Committee.

COMPENSATION OF DIRECTORS

     All directors, except Louis DiNardo, Raphael Klein and Bruce Gray, received $2,040 per month plus expenses.

     In 1995, Xicor adopted the 1995 Director Option Plan (the "1995 Director Plan") which was terminated in June 2000. The 1995 Director Plan provided for an initial grant of 20,000 options to each of the Company's directors and automatic annual grants of 5,000 options thereafter. In 2000, options for 20,000 shares were granted under the 1995 Director Plan. The options are exercisable in 25% annual increments and expire no later than ten years from date of grant. All outstanding options were granted at 100% of the fair market value of the stock at the date of grant. In 2000, Xicor adopted the 2000 Director Option Plan (the "2000 Director Plan") that provides for an initial grant of 25,000 options to new outside directors vesting in 33 1/3% annual increments commencing one year from date of grant, and automatic annual grants of 10,000 options vesting 100% one year from date of grant.

     In 2000, options for 65,000 shares were granted under the 2000 Director plan. All options expire no later than ten years from date of grant. All outstanding options were granted at 100% of the fair market value of the stock at the date of grant.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL SIX NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

        APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE COMPANY'S 2000
                              DIRECTOR OPTION PLAN

     On January 26, 2000, the Board of Directors of the Company (the "Board") adopted the 2000 Director Option Plan (the Director Plan"), and on June 9, 2000 the shareholder's approved the Director Plan. On March 16, 2001 the Board amended the Director Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the Director Plan by 250,000 (bringing the total number of shares available on March 16, 2001 for future awards under the Plan to 420,000 shares and raising the number of shares reserved for issuance under the Director Plan since its inception to 500,000). The fair market value of the Common Stock as of April 6, 2001 was $2.91 per share.

     The following is a summary description of the Director Plan.

                          SUMMARY OF THE DIRECTOR PLAN

     Purpose. The purpose of the Director Plan is to attract and retain highly qualified Directors who are not employees ("Outside Directors") of the Company.

     Administration. The Director Plan provides for grants of options to be made in two ways:

          (a) Each Outside Director is automatically granted an option to purchase 25,000 shares (the "First Option") upon the date such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board in order to fill a vacancy; and

          (b) Each Outside Director is automatically granted an option to purchase 10,000 shares (the "Subsequent Option") on May 1 of each year if on such dates he or she shall have served on the Board for at least the preceding six (6) months.

     The Board has the authority, in its discretion, to: (i) determine the fair market value of the Common Stock; (ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the options granted under the Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board shall be final.

     Eligibility. Only Outside Directors are eligible to receive nonstatutory stock options under the Director Plan. Currently, the Board consists of 6 directors of whom 5 are Outside Directors.

     Terms and Conditions of Options. Each option is evidenced by a director option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The exercise price of options granted under the Director Plan is 100% of the fair market value per share of the Common Stock on the date of grant.

          (b) Exercise of Option. A First Option shall vest as to 1/3 of the optioned stock on each anniversary after the date of grant. A Subsequent Option shall vest as to 100% of the optioned stock on the first anniversary of the date of grant. An option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

          (c) Forms of Consideration. The Company receives no consideration for granting options under the Director Plan. The means of payment for shares issued upon exercise of an option by an optionee is specified in each option agreement. The Director Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any payment permitted under applicable law, or any combination thereof.

          (d) Term of Option. The term of any option shall be ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

          (e) Termination of Directorship. If an optionee's status as a director terminates for any reason, then all options held by the optionee under the Director Plan expire three months following the termination. If the optionee's status as a director terminates due to death or disability, then all options held by the optionee under the Director Plan expire twelve months following the termination. In no case may an option be exercised after the expiration date of the option.

          (f) Nontransferability of Options. Options granted under the Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The director option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option.

     Unless otherwise determined by the Board, in the event of a proposed liquidation or dissolution, any unexercised options will terminate prior to such action.

     In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the Director Plan. If following such assumption or substitution an optionee's status as a director terminates other than by the optionee's voluntary resignation, the option shall become fully vested and exercisable and shall remain exercisable in accordance with the provisions of the Director Plan and the applicable option agreement. If the successor corporation does not agree to assume or substitute for the option, each option shall become fully vested and exercisable for a period of thirty (30) days from the date the Board notifies the optionee of the option's full exercisability, after which period the option will terminate.

     Amendment and Termination of the Director Plan. The Board may amend, alter, suspend or terminate the Director Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Director Plan to the extent necessary to comply with applicable laws or regulations. No such action by the Board or shareholders may alter or impair any option previously granted under the Director Plan without the consent of the optionee. Unless terminated earlier, the Director Plan shall terminate ten years from the date of its approval by the Board.

     Federal Income Tax Consequences. The following discussion summarizes certain U.S. federal income tax considerations for directors receiving options under the Director Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of these plans:

     Nonstatutory Stock Options. Options granted under the Director Plan do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the fair market value on the date of exercise for the shares exercised over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Option Information. Including the 250,000 share increase approved by the Board on March 16, 2001, a total of 500,000 shares have been reserved for issuance since the Plan's inception. As of April 6, 2001, no options have been exercised under the Director Plan, options for 80,000 shares have been issued and are currently outstanding and 420,000 shares remain available under the Director Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the share increase to the Director Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2000 DIRECTOR OPTION PLAN.

                                 PROPOSAL NO. 3

        APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE COMPANY'S 1990
                 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN

     The Board of Directors of the Company (the "Board") originally adopted the 1990 Incentive and Non-Incentive Stock Option Plan (the "Plan") on October 21, 1989 and the Company's shareholders originally approved the Plan on August 9, 1990.

     On March 16, 2001, the Board amended the Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 750,000 shares (bringing the total number of shares of Common Stock available on March 16, 2001 for future awards under the Plan to 1,613,775 shares, and raising the number of shares reserved for issuance under the Plan since its inception to 5,000,000). The shareholders are being asked to approve the foregoing increase in the number of shares thereunder. The fair market value of the Common Stock as of April 6, 2001, was $2.91 per share.

       SUMMARY OF THE 1990 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN

     General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. The Plan provides for the grant of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options.

     Administration. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

     Eligibility. Nonstatutory stock options may be granted under the Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees of the Company and any parent or subsidiary of the Company. Currently, approximately 160 employees and consultants provide services to the Company on a continuing basis. The Administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee or consultant may be granted, in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of incentive stock options and nonstatutory stock options intended to qualify as "performance-based compensation" under 162(m) of the Code, may not be less than 100% of the fair market value of the Common Stock on the date any such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The Company receives no consideration for granting options to employees and consultants. The means of payment for shares issued upon exercise of an option by an optionee is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The Administrator determines the term of each option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death, disability, retirement or a reduction in force, as defined in the Plan), then the optionee may generally exercise the option within 3 months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

          (e) Death, Disability, Retirement or Reduction in Force. If an optionee's employment or consulting relationship terminates due to the optionee's death, disability, retirement or a reduction in force, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent it was vested on the date of termination, within 1 year from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

          (f) Nontransferability of Options. Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In the event of a merger of the Company with or into another corporation or the sale of substantially all of the Company's assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for an optionee to have the right to exercise his or her option as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason and shall obtain shareholder approval for any such amendment to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate on March 15, 2004.

     Federal Income Tax Consequences. The following discussion summarizes certain U.S. federal income tax considerations for persons receiving options under the Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of these plans:

          Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss and may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by
     Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

          Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Option Information. Including the 750,000 share increase approved by the Board on March 16, 2001, a total of 5,000,000 shares have been reserved for issuance since the Plan's inception. As of April 6, 2001, 1,589,750 shares have been issued upon the exercise of options, options for 1,795,975 shares have been issued and are currently outstanding and 1,614,275 shares remain available for future grant under the Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the share increase to the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1990 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

     PricewaterhouseCoopers LLP has served as our independent accountants since 1980. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

     Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice.

     If the shareholders fail to ratify the selection of our independent accountants, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in ours and our shareholders' best interests.

               FEES BILLED TO XICOR BY PRICEWATERHOUSECOOPERS LLP
          FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ARE AS FOLLOWS:

     - AUDIT FEES: Audit fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000, for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q totaled $144,000.

     - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     - ALL OTHER FEES: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP were $67,000 for the fiscal year ended December 31, 2000. These services primarily included assistance with fab sale matters, 1933 Securities Act filings, accounting technical advice and income and other tax consulting.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

     Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for Xicor's fiscal year ending December 31, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" SUCH RATIFICATION.

                                 OTHER MATTERS

     Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 6, 2001 the names and the number of shares beneficially owned by each director, by each of the executive officers named in the Summary Compensation Table that were employees of the Company as of April 6, 2001, and by all executive officers and directors as a group, together with their respective percentage ownership of outstanding shares. The Company is not aware of any person beneficially owning 5% or more of its common stock.

                                                      SHARES
                                                   BENEFICIALLY
                      NAME                           OWNED(1)      PERCENT
                      ----                         ------------    -------
J. Daniel McCranie...............................     20,000           *
Louis DiNardo....................................          0           *
Julius Blank.....................................     51,750           *
Andrew W. Elder..................................     24,750           *
Klaus G. Hendig..................................     61,000           *
Emmanuel T. Hernandez............................          0           *
Daniel L. Lewis..................................     93,800           *
James L. McCreary................................     67,667           *
Geoffrey C. Winkler..............................     11,000           *
All Executive Officers and Directors as a Group
  (12 persons)...................................    493,467(2)      2.3

---------------
 *  Less than 1%

(1) Includes shares purchasable upon exercise of stock options as of April 6, 2001 or within 60 days thereafter as follows:

Julius Blank................................................   9,750
Andrew W. Elder.............................................   9,750
Klaus G. Hendig.............................................  26,250
Daniel L. Lewis.............................................  75,000
James L. McCreary...........................................  66,667
Geoffrey C. Winkler.........................................  11,000

(2) Includes outstanding options to purchase 343,167 shares, which were exercisable as of April 6, 2001 or within 60 days from such date.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and reports of changes in ownership with the Securities and Exchange

Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms for 2000, Xicor believes that all applicable filing requirements have been complied with.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of Xicor's Board of Directors serves as the representative of Xicor's Board of Directors for general oversight of Xicor's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Board has adopted a charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

     Xicor's management has primary responsibility for preparing Xicor's financial statements and for its financial reporting process. Xicor's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Xicor's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with Xicor's management.

          2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence, including whether the independent accountants' provision of non-audit services to Xicor is compatible with the independent accountants' independence.

     Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to Xicor's Board of Directors and the Board approved, that the audited financial statements be included in Xicor's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Julius Blank
                                          Andrew W. Elder
                                          Geoffrey C. Winkler(1)
---------------
(1) In March 2001, Emmanuel T. Hernandez was appointed to the Audit Committee in place of Geoffrey C. Winkler. In April 2001, J. Daniel McCranie was also appointed to the Audit Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     Xicor applies a consistent philosophy to compensation for all employees, including senior management, based on the premise that the achievements of Xicor result from the coordinated efforts of all individuals working toward common objectives. Xicor strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable Xicor to attract, retain and reward executive officers who contribute to the long-term success of Xicor. Xicor's compensation program for its Chief Executive Officer and other executive officers is based on the same four principles applicable to compensation decisions for all Xicor employees:

     - Xicor pays competitively.

       Xicor is committed to providing a pay program that helps attract and retain high caliber executives. To ensure that pay is competitive, Xicor compares its pay practices for its Chief Executive Officer and other executives with those of other electronics companies, with particular emphasis on similar size semiconductor companies, and sets its pay parameters based on this review.

     - Xicor compensates for relative sustained performance.

       The Chief Executive Officer and other executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing progress against set objectives and business goals.

     - Xicor strives for fairness in the administration of compensation.

       Xicor strives to achieve a balance of the compensation paid to a particular executive and the compensation paid to other executives both inside Xicor and at comparable companies.

     - Xicor believes that executives should understand the performance evaluation and compensation administration process.

       The process of assessing performance is as follows: At the beginning of the performance cycle, the evaluating executive (or in the case of the Chief Executive Officer, the Board of Directors) sets objectives and key goals. The executive is given ongoing feedback on performance. At the end of the performance cycle, the accomplishment of objectives and key goals is evaluated, the results compared to the results of peers within the Company and the comparative results are communicated to the executive. The comparative result affects decisions on salary, bonuses and stock options.

COMPENSATION VEHICLES

     Xicor uses a compensation program that consists of the following cash- and equity-based vehicles:

CASH-BASED COMPENSATION

  Salary and Bonus

     Xicor sets base salary and determines bonus amounts for the Chief Executive Officer and other executives by reviewing corporate and individual performance and the aggregate of base salary and annual bonus for comparable positions in the electronics industry, with emphasis on comparable size semiconductor companies.

  Cash Profit Sharing

     Xicor has an employee incentive cash bonus profit sharing program (the "Program"). Under the Program, twice a year (two profit sharing periods) up to 15% of Xicor's consolidated operating income, excluding certain non-product sales and restructuring charges and credits, is distributed to all employees including the Chief Executive Officer and other executive officers as Xicor believes that all employees share the responsibility of achieving profits. The exact percentage to be distributed is determined by a Committee of the Board of Directors; however, excluding restructuring charges, such distribution may not cause Xicor to report a net loss after taxes for the respective profit sharing period. The same profit sharing percentage applies to each employee, with the payment determined by applying this percentage to the individuals base salary. For 2000, such profit sharing awards amounted to the equivalent of 47 hours of base salary. Profit sharing awards are included in the Bonus column in the Summary Compensation Table that follows.

EQUITY-BASED COMPENSATION

  Stock Option Program

     Stock options are granted to provide additional incentives to key employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees, including executive officers, to continue in the employ of Xicor. Xicor has a 1990 Incentive and Non-Incentive Stock Option Plan and a 1998 Non-Statutory Stock Option Plan. Outside Directors may not be granted options under the 1990 Incentive and Non-Incentive Stock Option Plan. Executive officers are eligible to receive stock options under both plans.

                                          COMPENSATION COMMITTEE
                                          Andrew W. Elder
                                          J. Daniel McCranie
                                          Geoffrey C. Winkler

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was or is an officer or employee of Xicor or any of its subsidiaries. No executive officer of Xicor serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Xicor's Board of Directors or Compensation Committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned during the last three fiscal years by our current Chief Executive Officer, our four other most highly compensated executive officers serving at the end of our last fiscal year, and our former Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                        ANNUAL COMPENSATION             SECURITIES
                                -----------------------------------     UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITIONS   YEAR    SALARY($)(1)    BONUS($)(2)      OPTIONS       COMPENSATION(3)
 ----------------------------   ----    ------------    -----------    ------------    ---------------
Louis DiNardo(4)..............  2000      $ 41,731             --        600,000                --
  Chief Executive Officer
Bruce Gray....................  2000       248,314        $57,231         44,000           $ 1,050
  Former President and Chief    1999       260,000        127,000         45,000             1,000
  Operating Officer(5)          1998       262,753             --        160,000(6)          1,000
Klaus G. Hendig...............  2000       196,924         29,507         20,000             1,050
  Sr. Vice President,           1999       190,008         21,462         15,000             1,000
  Administration                1998       193,662             --         60,000(7)          1,000
Daniel L. Lewis...............  2000       199,146        102,109         40,000               875
  Vice President,               1999       193,520        106,498         20,000               869
  Worldwide Sales               1998       125,483(8)      77,000        120,000                --
James L. McCreary.............  2000       223,801          5,340         40,000             1,050
  Vice President, Engineering   1999       203,849         21,731         50,000             1,000
                                1998        38,086(9)          --        120,000                --
Raphael Klein.................  2000       106,665             --         14,000            20,607(10)
  Former Chief Executive
  Officer                       1999       259,765         97,031         65,000             1,000
  and Chairman of the Board     1998       269,092             --          5,000             1,000

---------------
 (1) Fiscal years 2000 and 1999 each consisted of 52 weeks; 1998 consisted of 53 weeks.

 (2) Includes bonuses and amounts earned under the Employee Incentive Cash Bonus Profit Sharing Program. Amounts for Mr. Lewis include sales commissions.

 (3) Represents matching contributions under Xicor's 401(k) Plan.

 (4) Mr. DiNardo joined Xicor as its President and Chief Executive Officer and a director on November 17, 2000.

 (5) On May 8, 2000 Mr. Gray resigned from the position of President and Chief Operating Officer and was paid accrued vacation of $17,677. On May 30, 2000 Mr. Gray rejoined Xicor as an employee and assumed the position of Acting President. Mr. Gray ceased to serve as Acting President effective November 17, 2000 and on January 31, 2001 Mr. Gray's employment with Xicor was terminated. At the end of fiscal 2000, Xicor had accrued $320,000 for a severance payment that was paid to Mr. Gray on January 31, 2001. For a more detailed description of the termination arrangement see the section entitled "Employment and Termination and Change of Control Arrangements with Executive Officers".

 (6) Includes options for 140,000 shares which were granted in prior years and repriced in 1998.

 (7) Represents options granted in prior years and repriced in 1998.

 (8) Mr. Lewis joined Xicor on May 11, 1998.

 (9) Mr. McCreary joined Xicor on September 25, 1998.

(10) Represents $980 received as a matching contribution under Xicor's 401(k) Plan and $19,627 received for accrued vacation. Mr. Klein served as Xicor's Chief Executive Officer from January 1, 2000 through May 30, 2000 and as a consultant to Xicor from June 1, 2000 through November 30, 2000. Mr. Klein received a total of $162,857 in consulting fees from Xicor during 2000. Xicor entered into a termination arrangement with Mr. Klein in 2000 under which Xicor agreed to make severance payments to Mr. Klein as described more fully below under the section entitled "Employment and Termination and Change of Control Arrangements with Executive Officers". Mr. Klein received a $27,143 severance payment in December 2000 and Xicor accrued a total of $450,000 for future cash severance payments to Mr. Klein over a period of 17 months. Mr. Klein resigned as Chairman of the Board of Xicor effective November 17, 2000.

     The following table sets forth information concerning stock options granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 2000:

                             OPTION GRANTS IN 2000

                                                INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                -------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF                                               ANNUAL RATES OF
                                SECURITIES    % OF TOTAL                                  STOCK PRICE
                                UNDERLYING     OPTIONS                                 APPRECIATION FOR
                                 OPTIONS       GRANTED     EXERCISE                     OPTION TERM(5)
                                 GRANTED          TO         PRICE     EXPIRATION   -----------------------
                                   (#)        EMPLOYEES    ($/SHARE)      DATE        5% ($)      10% ($)
                                ----------    ----------   ---------   ----------   ----------   ----------
Louis DiNardo.................   600,000(1)      21.5        $3.75      12/06/10    $1,414,523   $3,584,397
Bruce Gray....................    40,000(2)       1.4         5.75      07/31/02        25,685       52,842
                                   4,000(3)        .1        18.38           (3)           (3)          (3)
Klaus G. Hendig...............    20,000(4)        .7         7.00      07/09/10        88,045      223,124
Daniel L. Lewis...............    40,000(4)       1.4         7.00      07/09/10       176,090      446,248
James L. McCreary.............    40,000(4)       1.4         7.00      07/09/10       176,090      446,248
Raphael Klein.................     4,000(3)        .1        18.38           (3)           (3)          (3)
                                  10,000(3)        .4         7.56           (3)           (3)          (3)

---------------
(1) 25% of the shares subject to the option vest one year from date of employment and 1/36(th) of the remaining options vest each month thereafter.

(2) In accordance with the terms of the Option Agreement, these options became fully vested upon Mr. Gray's termination of employment on January 31, 2001 and expire on July 31, 2002.

(3) Represents options granted under the Xicor, Inc. 1995 Director Option Plan. These options were cancelled during 2000 when Bruce Gray and Raphael Klein ceased being Directors of the Company.

(4) Options become exercisable at the rate of 25% of the underlying shares per year, generally commencing one year from the date of grant.

(5) Except for the options granted to Mr. Gray and Mr. Klein, the potential realizable value is based on the term of the option (10 years) at the date of grant. It is calculated by assuming that the stock price on the date of grant (which is equal to the exercise price) appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. The value of the options for 40,000 shares granted to Mr. Gray has been based on the expiration date of July 31, 2002. All values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect Xicor's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future performance of Xicor's Common Stock.

     The following table sets forth certain information concerning stock option exercises during the year ended December 31, 2000 by the executive officers named in the Summary Compensation Table and the number and value of unexercised options held by each named executive officer at December 31, 2000:

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 31, 2000

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               NUMBER OF                        OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                SHARES                         DECEMBER 31, 2000           DECEMBER 31, 2000(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Louis DiNardo...............        --              --           --        600,000             --             --
Bruce Gray..................    21,250      $  352,406      145,000         40,000       $ 78,125             --
Klaus G. Hendig.............    73,750       1,317,431       26,250         36,250         18,713       $  3,125
Daniel L. Lewis.............    20,000         390,250       45,000        115,000         76,200        114,300
James L. McCreary...........    10,000         221,400       66,667        133,333        129,750        155,700
Raphael Klein...............    23,750         371,425       45,000             --             --             --

---------------
(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Value of unexercised in-the-money options represents the difference between the closing price of Xicor's Common Stock on the last trading day of 2000 and the exercise price of the option, multiplied by the number of shares subject to the option.

         EMPLOYMENT AND TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS
                            WITH EXECUTIVE OFFICERS

LOUIS DINARDO

     In November 2000 we extended an offer of employment to Louis DiNardo, the Company's President and Chief Executive Officer. Under the terms of the offer letter Mr. DiNardo receives an annual salary of $350,000 and is eligible to receive a bonus for calendar 2001 of $350,000, $175,000 of which is guaranteed. Mr. DiNardo also received an option for the purchase of 600,000 shares of the Company's Common Stock with an exercise price of $3.75. The option vests 25% on November 17, 2001, and 1/36(th) of the remaining shares vest each month thereafter. We may terminate Mr. DiNardo's employment at any time and for any reason or no reason. However, if we terminate Mr. DiNardo's employment without cause prior to November 17, 2001, he will receive severance payments of $700,000 payable over two years and his stock option will become vested for 300,000 shares upon such date of termination. If we terminate Mr. DiNardo's employment without cause after November 17, 2001 but prior to November 17, 2002, Mr. DiNardo will receive severance payments of $350,000 payable over one year and a total of 150,000 unvested options will vest upon such date of termination. If there is a change in control of Xicor prior to November 17, 2001, Mr. DiNardo may elect to leave his employment and will receive severance payments of $700,000 payable over two years and stock options will become vested for 300,000 shares upon the date of the change of control.

RAPHAEL KLEIN

     Mr. Klein's employment with Xicor terminated on May 30, 2000. In connection with this termination we agreed to pay to Mr. Klein severance payments totaling $477,143 payable as follows: $27,143 in December 2000, six equal quarterly payments of $60,000 commencing January 2001 and 17 monthly payments of $5,294 commencing February 2001. As additional severance, we agreed to accelerate the vesting of options he holds for the purchase of 45,000 shares and extend the exercise period for these options to November 30, 2002. Subsequent to his termination on May 30, 2000 through November 30, 2000 we retained Mr. Klein as a consultant and paid him $27,143 per month for such services. All severance amounts were accrued in 2000.

BRUCE GRAY

     In 2000 we entered into a severance arrangement with Mr. Bruce Gray which provided for a $320,000 payment on January 31, 2001, his date of termination. As additional severance, we agreed to accelerate the vesting of options he holds for the purchase of 30,000 shares and agreed to extend the exercise period for 20,000 of these options to June 16, 2002 and for 10,000 of these options to August 16, 2002. In addition, we also agreed to extend the exercise period for fully vested options that Mr. Gray holds as follows: for 105,000 options to June 16, 2002 and for 10,000 options to August 16, 2002. All severance amounts were accrued in 2000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      XICOR, INC., S&P 500 COMPOSITE INDEX
                          AND S&P TECHNOLOGY 500 INDEX

                              [PERFORMANCE GRAPH]

           --------------------------------------------------------------------------------
                                   1995      1996      1997      1998      1999      2000
           --------------------------------------------------------------------------------
            Xicor, Inc.             100       140        41        19       187        46
            S&P 500                 100       123       164       211       255       232
            S&P Technology 500      100       142       179       309       542       325
           --------------------------------------------------------------------------------

     The chart above shows a five-year comparison of the cumulative total return on Xicor, Inc. Common Stock, the Standard & Poor's 500 Composite Index, and the Standard & Poor's Technology 500 Index assuming a $100 investment made on December 31, 1995.

           PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders of Xicor to be held in June 2002 must be received by Xicor for inclusion in Xicor's Proxy Statement and form of proxy no later than December 24, 2001.

     The deadline for submission of shareholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting for the year 2002 annual meeting is March 9, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the March 9, 2002, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting.

                                          By Order of the Board of Directors

                                          Julius Blank,
                                          Secretary

Milpitas, California
April 24, 2001

                                                                      APPENDIX A

                      XICOR, INC. AUDIT COMMITTEE CHARTER

I. Purpose

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Xicor, Inc. ("Xicor") serves as the representative of the Board for general oversight of Xicor's financial accounting and reporting process. The audit committee's primary duties and responsibilities are to:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent accountants.

     3. Provide an avenue of communication among the independent accountants, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants as well as anyone in the organization.

II. Membership

     Audit Committee members shall meet the requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"). The Committee shall consist of at least three directors as determined by the Board, each of whom is independent and financially literate and at least one of whom has accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III. Meeting and Procedures

     The Committee shall meet at least four times each year. Through its activities, the Committee facilitates open communication among directors, independent accountants, and management by meeting regularly with these parties. The Committee shall be given full access to Xicor's Board Chairman, executives and independent accountants.

IV. Roles and Responsibilities

     The Committee shall:

     1. Submit the charter for approval of the full board and have the document published in accordance with SEC regulations. Review and reassess at least annually the adequacy of this charter.

     2. Select, evaluate and, where appropriate, replace the independent accountants, who are ultimately accountable to the Committee and the Board.

     3. Annually review and discuss with the independent accountants the scope of the fiscal year's independent audit and the audit fee.

     4. Review and discuss with the independent accountants their annual written statement delineating all relationships or services between the independent accountants and Xicor or any other relationships or services that may impact their objectivity and independence.

     5. Review Xicor's audited annual financial statements and the independent accountant's opinion thereon. In such review, confer with Xicor's independent accountants, management and consider the following:

        (a) Changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions.

        (b) The results of the independent accountants' audit for the year, including the independent accountants' judgments on the quality and consistent application of accounting principles, disclosures and underlying estimates in the financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     6. Prior to the release of earnings or the filing of the Form 10-Q, review with management and the independent accountants, either telephonically or in person, the interim financial statements and results of the independent accountants' review, including the independent accountants' judgments on the quality and consistent application of accounting principles, disclosures and underlying estimates in the interim financial statements, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

     7. On at least an annual basis, review with management and the independent accountants the results of their review of compliance with applicable laws and regulations and any legal matters that could have a significant impact on Xicor's financial statements, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61.

     8. Provide any recommendations, certifications and reports that may be required by Nasdaq or the Securities and Exchange Commission.

     9. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants and others to assist it in the conduct of any investigation.

     10. Consider such other matters regarding Xicor's financial affairs, legal matters, its control environment, and the independent audits of Xicor as the Committee, in its discretion, may determine to be advisable.

                                   XICOR, INC.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints LOUIS DINARDO and JULIUS BLANK, or any of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of XICOR, INC. on June 1, 2001, and at any adjournment thereof, upon all matters as may properly come before the Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

                                                                         -------
                                                                           SEE
                        ( TO BE SIGNED ON REVERSE SIDE )                 REVERSE
                                                                           SIDE
                                                                         -------

A    [X]   Please mark your
           votes as in this
           example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME BEFORE THE MEETING:


1.  Election of    FOR     WITHHELD                                                                         FOR   AGAINST  ABSTAIN
    Directors      [ ]        [ ]      NOMINEES:                 2.  To approve and ratify an amendment     [ ]     [ ]      [ ]
                                        J. Daniel McCranie           to the Company's 2000 Director
                                        Louis DiNardo                Option Plan to increase the number
                                        Julius Blank                 of shares of Common Stock reserved
                                        Andrew W. Elder              for issuance thereunder by 250,000
                                        Emmanuel T. Hernandez        shares.
                                        Geoffrey C. Winkler
For, except vote withheld from the                               3.  To approve and ratify an amendment     [ ]     [ ]      [ ]
following nominee(s):                                                to the Company's 1990 Incentive and
                                                                     Non-Incentive Stock Option Plan to
--------------------------------------                               increase of the number of shares of
                                                                     Common Stock issuable thereunder by
                                                                     750,000 shares.


                                                                 4.  To ratify the appointment of           [ ]     [ ]      [ ]
                                                                     PricewaterhouseCoopers LLP as
                                                                     independent accountants for the
                                                                     period ending December 31, 2001.

                                                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE
                                                                    ENCLOSED ENVELOPE.

                                                                    THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                    DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED IN PARAGRAPHS
                                                                    (1), (2), (3) AND (4), UNLESS THE SHAREHOLDER SPECIFIES
                                                                    OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.




Signature(s)                                                                                          DATE
            ---------------------------------------------------------------------------------------       --------------------------

NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.